Exhibit 99.1

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	March 31,	December 31,
	2017	2016

ASSETS

Current assets
Cash and cash equivalents	$4,303	$11,604
Accounts receivable, net of allowances of $455 in 2017 and $824 in 2016	60,181	83,835
Inventories	75,701	72,769
Prepaid expenses and other current assets	3,266	3,414
Income tax receivable	3,672	2,814
Total current assets	147,123	174,436

Property and equipment, net of accumulated depreciation of $19,793 in 2017 and $18,371 in 2016	16,740	17,755
Goodwill	12,272	12,272
Intangible assets, net of accumulated amortization of $57,514 in 2017 and $55,298 in 2016	48,368	53,362
Deferred income tax assets	50,603	50,363
Other assets	1,476	2,541
Total assets	$276,582	$310,729

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$51,810	$85,022
Accrued liabilities	22,876	22,216
Sales returns liability	25,672	28,373
Accrued wages and wage related expenses	6,457	6,169
Deferred revenue	226	273
Line of credit	40,631	31,307
Current portion of long-term debt, net of deferred loan costs of $65 in 2017 and 2016	10,484	10,484
Total current liabilities	158,156	183,844

Noncurrent portion of long-term debt, net of deferred loan costs of $125 in 2017 and $141 in 2016	8,076	9,623

Total liabilities	166,232	193,467

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,044 and 33,840 shares issued in 2017 and 2016, respectively	$34	$34
Additional paid-in capital	93,212	92,782
Accumulated other comprehensive loss	(1,826)	(2,114)
Treasury stock, 6,065 and 5,831 common shares in 2017 and 2016 respectively, at cost	(37,637)	(36,145)
Retained earnings	56,567	62,705

Total stockholders’ equity	110,350	117,262
Total liabilities and stockholders’ equity	$276,582	$310,729

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016

Net sales	$92,946	$62,432
Cost of sales	64,340	38,703
Gross profit	28,606	23,729

Operating expenses:
Advertising and marketing	3,006	2,914
Selling, general and administrative	27,054	19,755
Transaction costs	215	2,017
Impairment of intangible asset	1,959	-
Amortization of long-lived intangibles	3,021	2,746
Total operating expenses	35,255	27,432

Loss from operations	(6,649)	(3,703)

Other expense:
Interest expense	(490)	(188)
Other expense	(20)	(200)
Total other expense	(510)	(388)

Loss before provision for income taxes	(7,159)	(4,091)

Income tax benefit	1,021	801

Net loss	$(6,138)	$(3,290)

Loss per share:
Basic loss per share	$(0.22)	$(0.12)
Diluted loss per share	$(0.22)	$(0.12)

2

ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

Unaudited Supplemental Data

The following are not financial measures under generally accepted accounting principals (GAAP). In addition, these should not be construed as alternatives to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation	Three months ended
	March 31, 2017	March 31, 2016

Net loss in accordance with GAAP	$(6,138)	$(3,290)

Adjustments:

a. Stock based compensation expense	670	1,336
b. Depreciation and amortization	5,781	4,263
c. Other (income) expense	510	388
d. mophie transaction costs	215	2,017
e. mophie fair value inventory write-up related to acquisition	-	1,156
f. mophie restructuring charges	414	-
g. mophie employee retention bonus	300	-
h. Impairment of intangibles asset	1,959	-
i. Income tax benefit	(1,021)	(801)
Adjusted EBITDA	$2,690	$5,069

Adjusted Net Income (Loss) Reconciliation - Three Months Ended March 31, 2017 and 2016	Three months ended
	March 31, 2017	March 31, 2016

Net loss in accordance with GAAP	$(6,138)	$(3,290)

Adjustments:

a. Amortization of mophie acquired intangibles	1,694	819
b. mophie transaction costs	215	2,017
c. mophie fair value inventory write-up related to acquisition	-	1,156
d. mophie restructuring charges	414	-
c. mophie employee retention bonus	300	-
d. Impairment of intangibles asset	1,959	-
c. Income tax effects	(1,753)*	(1,527)
Adjusted net income (loss)	$(3,309)	$(825)

Adjusted diluted (loss) per share	$(0.12)	$(0.03)

Weighted average number of shares outstanding - diluted	28,059	27,710

* For comparative purposes, we applied an annualized statutory tax rate of 38.25% in 2017.

3